Farmers National Bancorp, Inc.
121 W. First Street, Geneseo, Illinois  61254



Notice of Annual Meeting
of Stockholders
To Be Held March 12, 1996


The Annual Meeting of the Stockholders of Farmers National Bancorp, Inc., a Delaware Corporation ("the Company"), will be held at The Farmers National Bank of Geneseo, 121 West First Street, Geneseo, Illinois on Tuesday, March 12, 1996 at 1:30 p.m. for the following purposes:




  1) To elect three directors of the Company for three year terms which expire at the 1999 Annual Meeting;

  2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on February 1, 1996 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your proxy may be revoked by you at any time before it has been voted. A proxy may be revoked by mailing written notice to the Company. A proxy may also be revoked at the Annual Meeting.

It is hoped that you will be able to attend the meeting. Whether or not you plan to attend, we urge you to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible. If you attend and wish to vote in person, you may revoke your proxy at the meeting.

By order of the Board of Directors,


Gaylon E. Martin
Gaylon E. Martin President
February 15, 1996

PROXY STATEMENT
Farmers National Bancorp, Inc.
121 West First Street, Geneseo, Illinois 61254
February 15, 1996


This Proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers National Bancorp, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on March 12, 1996 at 1:30 p.m. at the Company's principal executive offices at 121 West First Street, Geneseo, Illinois 61254, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and in this Proxy Statement. The cost of solicitation, which will be by mail only, will be borne by the Company.

The close of business on February 1, 1996, has been fixed as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, 308,249 shares of common stock of the Company (the "Common Stock") were outstanding and entitled to vote at the Annual Meeting. The Company had 687 stockholders as of that date.

All of the outstanding shares of Common Stock are entitled to vote in all matters which may properly come before the meeting, and each stockholder shall be entitled to one vote for each share of Common Stock held. A majority of the outstanding Common Stock, represented in person or by proxy shall constitute a quorum for the transaction of business at the meeting. The affirmative vote of a majority of the outstanding shares of Common Stock is required for the adoption of each proposal.


Stockholders may vote by proxy or in person. Any stockholder has the right to revoke a proxy at any time prior to its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Company a later-dated proxy or by mailing written notice of revocation to Farmers National Bancorp, Inc., 121 West First Street, Geneseo, Illinois 61254,
Attention: Wayne A. Hulting, Secretary. A stockholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein, or any adjournments of such meeting. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN.


This Proxy Statement and form of proxy are first being mailed to the Company's stockholders on or about February 20, 1995. The Company's 1995 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1995, accompanies this Proxy Statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors to be elected at ten and has nominated Barbara S. Kuhns, Gaylon E. Martin, and C. Everett Swanson for election as directors for three-year terms expiring in 1999 (or, in each such case, until such director's successor has been elected and qualified), and proxies in the accompanying form will be voted for the election of such persons, unless instructions are given on the proxy to withhold authority to vote for one or more of them. All of the nominees listed below are members of the current Board of Directors of the Company, and all of the nominees also serve on the board of directors of the Company's wholly-owned subsidiary, The Farmers National Bank of Geneseo (the "Bank").

The Company's by-laws establish certain procedures for stockholder nominations of candidates for directors. Those procedures are set forth below in the section entitled "Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors."

Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event of the refusal or inability of any nominee for director of the Company to serve as director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Company, unless the number of directors shall have been reduced by the Board.

The principal occupation of each director, including each person nominated for election as a director, his/her age, the year in which he or she first became a director, the number of shares of common stock of the Company that such person beneficially owned as of February 1, 1996, and the percentage of the total number of outstanding shares of Common Stock represented by such shares are listed below. There are no arrangements or understandings between any director or any other person pursuant to which such director was selected to serve in such capacity.

The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of the three nominees listed above.

Information Regarding Nominees for Directors and Director and Officer Stock Ownership

                                                   Shares of
Name and                          Year             Common Stock     Percent of
Principal Occupation              Became   Term    Beneficially     Outstanding
During last 5 years           Age Director Expires Owned (1)            Stock
------------------            ---     ----    ----   ---------        ---------
Robert C. Anderson             69     1989    1998         600             0.19%
  President - Atkinson Grain &
  Fertilizer, Inc., a grain elevator
  company

Glenn DeSmith                  68     1987    1997       2,431             0.79%
  Farmer

Howard M. Feldman              74     1975    1998      26,000  (2)        8.43%
  Retired Vice-Pres., Taylor Freezer
  Co., a manufacturer of commercial
  refrigeration products

Richard D. Ford                58     1978    1997       6,541  (3)        2.12%
  President, C.D. Ford & Sons, Inc.
  a distributor of agricultural and
  gardening products

Emil Klingler, Jr.             67     1965    1998       9,890  (4)        3.21%
  Owner, Klingler Co., an owner
  of car-wash and rental
  properties

Dr. Barbara S. Kuhns           51     1990    1996       1,600             0.52%
  Veterinarian


Gaylon E. Martin               49     1986    1996       6,847             2.22%
  President of the Company
  and the Bank

H. Willard Nelson              71     1966    1998       8,315  (5)        2.70%
  Farmer

Ronald G. Reiling              54     1989    1997         525             0.17%
  Farmer

C. Everett Swanson             64     1985    1996       4,250  (6)        1.38%
  Farmer

All other officers (2 in number)                         9,605  (7)        3.12%
Total                                                   76,604            24.85%


  (1)Except as otherwise indicated in the notes to this table, each director has sole voting and investment power over the number of shares of Common Stock listed opposite his or her name.

  (2)Includes 10,450 shares held in trust by Mr. Feldman, 300 shares owned by Rockford Metal Polishing, Inc., of which Mr. Feldman is President, and 15,000 shares held in trust by Mr. Feldman's wife, all of which Mr. Feldman may be deemed to share voting and investment power.

  (3)Includes 3,250 shares held in the name of Mr. Ford's wife, as to which Mr. Ford may be deemed to share voting and investment power.

  (4)Includes 8,640 shares held jointly by Mr. Klingler and his wife, as to which Mr. Klingler shares voting and investment power, and 350 shares held jointly by Mr. Klingler's wife and daughter, as to which Mr. Klingler may be deemed to share voting and investment power.

  (5)Includes 5,700 shares held jointly by Mr. Nelson and his children, as to which Mr. Nelson shares voting and investment power, and 750 shares held in an Individual Retirement Account in the name of Mr. Nelson's wife, as to which Mr. Nelson may be deemed to share voting and investment power.

  (6)Includes 3,750 shares held jointly by Mr. Swanson and his wife, as to which Mr. Swanson shares voting and investment power.

  (7)Includes 4,000 shares as to which the beneficial owner may be deemed to share voting and investment power.


Board of Director Meetings and Committees

The Board of Directors held 12 regular meetings and 1 special meeting during 1995. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of any committee of the Board of Directors on which the director served.

The Board of Directors has one standing committee, the audit committee. The audit committee has the responsibility for reviewing the scope of internal
and external audit procedures,   reviewing the results of internal and
external audits conducted with respect to the Company and the Bank, and periodically reporting on such results to the Board of Directors.
Directors Anderson, DeSmith, Feldman and Reiling are members of the audit committee. The committee met 4 times during 1995. The Company has neither a nominating or compensation committee.

Executive Compensation and Benefits

The aggregate amount of remuneration for 1995, 1994, and 1993 paid by the Bank to each executive officer whose total remuneration exceeded $100,000, is as follows:

                          Annual Compensation       Long-term
                        ---------------------------Compensation          All
                                           Other   Stock Options,       Other
Name and                                   Annual  Awards & Rights     Compen-
Principal Position Year Salary (1)Bonus    Comp.   LTIP Payouts (2)   sation(3)
----------------    ---    ------   ------  ------      ------           ------
Gaylon E. Martin
  President
  & Director       1995  $142,471  $15,000      $0     None              $6,802
                   1994  $140,261  $13,500      $0     None              $6,666
                   1993  $121,524  $15,000      $0     None              $5,172

  (1)Includes director fees of $5,800, $6,200, and $5,800 in 1995, 1994, and
     1993, respectively.

  (2)Neither the Company or the Bank offers stock options, awards or appreciation rights, nor does it offers a long-term incentive plan
     (LTIP) to its employees.

  (3)Employer contributions to the Bank's 401-K Plan.


Employment Agreements, Including Change of Control Provisions

The Bank has entered into a three-year employment agreement with Gaylon E. Martin. The agreement extends automatically for an additional year on December 31 of each year so that the remaining term shall be three years, unless notice of intent not to renew is given to either party by the other prior to the renewal date. Under the terms of the agreement, Mr. Martin receives a base salary equal to 90% of the national average salary for bankers with comparable duties and responsibilities.

Also, under the terms of the agreement, Mr. Martin is entitled to 2.99 years additional compensation based upon 100% of the Sheshunoff average referred to above if he is terminated other than for "cause" or if a "change of control" of either the Bank or the Company occurs. A change of control is defined as a transfer of ownership in excess of 25% of the outstanding stock. Mr. Martin may terminate the contract with no additional compensation, provided that he does not became employed in another financial institution within 40 miles of the Bank for a period of two years after termination.

Deferred Savings Plans

The Bank maintains a 401-K Plan for the benefit of all full-time equivalent employees, who may elect to contribute up to 15% of their base salary into the plan. The Bank matches up to 5% of each employee's contribution. During 1995, employer contributions of $57,516 were accrued and paid into the plan. In addition, distributions of $58,425 were withdrawn by persons no longer employed.

Directors' Fees and Compensations

No remuneration was paid in 1995 to the directors and officers of the
Company.    The directors of the Bank, all of whom also serve on the Board of
Directors of the Company, receive $350 for each meeting of the board of directors attended, and are allowed two paid absences during each year. In addition, each director was paid a $1,500 bonus, which was paid because the Bank met specific income goals in 1995. Other than the officers listed in the table under "Executive Compensation and Benefits," no other officer or director of the Bank received aggregate direct remuneration during 1995 in excess of $100,000.

Security Ownership of Certain Beneficial Owners

The following persons are known to the Company to have owned  in excess of 5%
of the outstanding shares of the Common Stock as of February 1, 1995:
                                                               Percent of
Name and address                  Shares of Common Stock       Outstanding
of beneficial owner               Beneficially Owned  (1)      Stock
---------------------             ------------------------     --------

Howard and Josephine Feldman        26,000      (2)             8.43%
Rockford, IL

George and Linda Kutsunis           16,545      (3)             5.37%
Geneseo, IL


  (1)The information included in this table is based on information taken from the stock records of the Company or provided to the Company by the beneficial owners.

  (2)Includes 10,700 shares held in trust where Mr. Feldman is trustee, 300 shares owned by Rockford Metal Polishing, Inc., of which Mr. Feldman is President, and 15,000 shares held in trust where Mrs. Feldman is trustee, all of which Mr. and Mrs. Feldman may be deemed to share voting and investment power.

  (3)Includes 12,170 shares held in trust where Mr. Kutsunis is trustee, 4,100 shares held in trust where Mrs. Kutsunis is trustee, and 275 shares held in trust where Mr. and Mrs. Kutsunis are trustees, all of which Mr. and Mrs. Kutsunis may be deemed to share voting and investment power.

INDEPENDENT PUBLIC ACCOUNTANTS

During 1995, the Company engaged the firm of Clifton, Gunderson and Co., Certified Public Accountants, to perform audit and tax planning services for the Company and its subsidiaries and to render an opinion on year-end financial statements. No decision has been made regarding selection of accountants for 1996. All services from these auditors are approved in advance by the Board of Directors. A representative of the accounting firm is expected to be present at the Annual Meeting and will be available to respond to any appropriate questions from the stockholders.

NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS
AND STOCKHOLDER NOMINATIONS OF DIRECTORS

The Company's by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of stockholders of the Company (the "Business Procedure").

The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The Business Procedure provides that an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. Any proposed business to be brought before an annual meeting by a stockholder must also be a proper matter for stockholder action. In all cases, to be timely, notice must be received by the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. In the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Company at the Company's principal executive offices not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Company.

Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person at an annual meeting for election as a director must contain all information relating to the nominee which is required to be disclosed under applicable Securities and Exchange Commission rules and regulations governing the solicitation of proxies for the election of directors in an election contest, together with such person's written consent to being named as a nominee and to serving as a director if elected. Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about such business and about the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting and any material interest that the stockholder or the beneficial owner of the Common Stock, if any, on whose behalf the notice was given, has in the business so proposed. Any notice given under the Nomination Procedure or the Business Procedure must also contain certain information about the stockholder giving such notice and the beneficial owner, if any, on whose behalf such notice is given, including the name and address of the stockholder, as they appear on the Company's books, the name and address of the beneficial owner, if any, and the class and number of shares of the Company's stock that are owned beneficially and of record by such stockholder and beneficial owner, if any.

If the Chairperson or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if such Chairperson or other officer presiding at a meeting determines that business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any stockholder of any nomination properly made or business properly brought before an annual meeting in accordance with the above-mentioned procedures.

1997 ANNUAL MEETING

The next meeting of stockholders is tentatively scheduled for March 11, 1997. Any stockholder who intends to present a proposal at that meeting must submit the proposal in writing to the Company at least 120 days prior to the meeting.

OTHER MATTERS

The management of the Company does not intend to present any other matters for action at the meeting and the management has not been informed that other persons intend to present any other matters for action at the meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the management of the Company.

THE COMPANY WILL PROVIDE WITHOUT COST TO ANY STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUEST MAY BE MADE TO FARMERS
NATIONAL BANCORP, INC., 121 WEST FIRST STREET, GENESEO, ILLINOIS    61254,
ATTENTION:  WAYNE A. HULTING, SECRETARY.

Farmers National Bancorp, Inc.
121 W. First Street, Geneseo, Illinois   61254


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
March 12, 1996

-Please sign and return immediately-

The undersigned hereby appoint(s) Emil Klingler, Jr. and Glenn DeSmith, or either of them as the attorneys and proxies of the undersigned, with full power of substitution, to represent and vote all the shares of Farmers National Bancorp, Inc. (the "Company"), standing in the name of the undersigned at the close of business on February 1, 1996, at the Annual Meeting of Stockholders of said Company, to be held at The Farmers National Bank of Geneseo at 1:30 p.m., on Tuesday, March 12, 1996 or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

  (1)Election of directors.

_____FOR all nominees listed below         _______ WITHHOLD AUTHORITY
     (other than any nominee whose                 to vote for all nominees
     name has been lined out)                      listed below


     Class 1 (1999)
     Barbara S. Kuhns
     Gaylon E. Martin
     C. Everett Swanson


YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE NAMED
DIRECTORS BY LINING OUT THAT NOMINEES' NAME.

  (2)In their discretion, upon such other business that may properly come before the meeting.

The Board of Directors recommends a vote "FOR" each of the listed propositions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL (1).

Please fill in, date and sign proxy and return in the enclosed envelope. When signing as an executor, administrator, trustee, guardian, custodian, corporate officer or in any other capacity other than individually, give your full title as such. If stock is held jointly, each joint owner should sign this proxy.



Date:



(Stockholder's Signature)


(Stockholder's Signature)